Exhibit 99.1

KOR ELECTRONICS AND SUBSIDIARY

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2010

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors

KOR ELECTRONICS AND SUBSIDIARY

We have audited the accompanying consolidated balance sheet of KOR Electronics and Subsidiary as of December 31, 2010, and the related consolidated statements of operations, shareholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of KOR Electronics and Subsidiary as of December 31, 2010, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Mayer Hoffman McCann P.C.

Orange County, California
June 14, 2011

KOR ELECTRONICS AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2010

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,065,485
Short-term investments	4,126,602
Billed receivables	4,779,441
Costs and estimated earnings in excess of billings on uncompleted contracts	5,133,447
Inventory, net	34,230
Prepaid expenses and other current assets	534,145
Deferred taxes	934,725

TOTAL CURRENT ASSETS	17,608,075

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET	408,490

GOODWILL	7,527,631

OTHER INTANGIBLE ASSETS, NET	1,087,660

DEPOSITS AND OTHER ASSETS	57,483

TOTAL ASSETS	$26,689,339

See Notes to the Consolidated Financial Statements

KOR ELECTRONICS AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2010

LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,789,474
Notes payable, current portion	2,256,043
Notes payable to shareholders, current portion	294,207
Accrued interest on notes payable and notes payable to shareholders	178,212
Line of credit borrowings	2,113,987
Deferred revenue	278,470
Billings in excess of costs and estimated earnings on uncompleted contracts	1,040,549
Income taxes payable	1,039,438

TOTAL CURRENT LIABILITIES	9,990,380

NOTES PAYABLE, NET OF CURRENT PORTION	4,909,950

NOTES PAYABLE TO SHAREHOLDERS, NET OF CURRENT PORTION	640,300
DEFERRED TAXES	351,612

TOTAL LIABILITIES	15,892,242

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY

Convertible Series F preferred stock, par value $0.0001; 6,000,000 shares authorized; 5,811,006 shares issued and outstanding; liquidation value of $40,311,529	581
Common stock, par value $0.0001; 19,250,000 shares authorized; 4,282,893 shares issued and outstanding	428
Additional paid-in capital	42,733,906

TOTAL CAPITAL CONTRIBUTED	42,734,915

ACCUMULATED DEFICIT	(31,938,008)

ACCUMULATED OTHER COMPREHENSIVE INCOME	190

TOTAL SHAREHOLDERS’ EQUITY	10,797,097

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$26,689,339

See Notes to the Consolidated Financial Statements

KOR ELECTRONICS AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2010

CONTRACT REVENUES	$34,407,314

COSTS AND EXPENSES
Costs of contract revenues	21,595,480
General and administrative	7,297,074
Research and development	141,008
Bid and proposal	101,034

TOTAL COSTS AND EXPENSES	29,134,596

INCOME FROM OPERATIONS	5,272,718

OTHER INCOME AND (EXPENSES)
Gain from settlement of contingencies	3,800,000
Interest income	19,527
Interest expense	(1,322,474)

OTHER INCOME AND EXPENSES, NET	2,497,053

INCOME BEFORE PROVISION FOR INCOME TAXES	7,769,771

PROVISION FOR INCOME TAXES	2,962,144

NET INCOME	$4,807,627

See Notes to the Consolidated Financial Statements

KOR ELECTRONICS AND SUBSIDIARY

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

	Convertible Series F preferred stock		Common stock		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income	Total
	Shares	Amount	Shares	Amount

Balance, January 1, 2010	5,811,006	$581	4,279,893	$428	$42,463,514	$(36,745,635)	$—	$5,718,888

Net income	—	—	—	—	—	4,807,627	—	4,807,627
Unrealized holding gains on available-for-sale securities, net of tax of $128	—	—	—	—	—	—	190	190

Total comprehensive income	—	—	—	—	—	—	—	4,807,817
Exercise of vested stock options	—	—	3,000	—	390	—	—	390
Stock-based compensation	—	—	—	—	270,002	—	—	270,002

Balance, December 31, 2010	5,811,006	$581	4,282,893	$428	$42,733,906	$(31,938,008)	$190	$10,797,097

See Notes to the Consolidated Financial Statements

KOR ELECTRONICS AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,807,627
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	470,290
Stock-based compensation	270,002
Deferred taxes	(427,364)
Change in operating assets and liabilities:
Billed receivables	(1,371,667)
Costs and estimated earnings in excess of billings on uncompleted contracts	(493,751)
Inventory, net	328,245
Prepaid expenses and other current assets	(314,416)
Deposits and other assets	424,264
Accounts payable and accrued expenses	(1,154,655)
Accrued interest on notes payable and notes payable to shareholders	(53,531)
Deferred revenue	229,074
Billings in excess of costs and estimated earnings on uncompleted contracts	288,396
Income taxes payable	868,770

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,871,284

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of available-for-sale securities	(4,126,284)
Proceeds from maturity of held-to-maturity securities	103,563
Purchases of equipment and leasehold improvements	(86,686)
Net change in restricted cash	(185,990)

NET CASH USED IN INVESTING ACTIVITIES	(4,295,397)

See Notes to the Consolidated Financial Statements

KOR ELECTRONICS AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

Year Ended December 31, 2010

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes payable	(2,653,907)
Principal payments on notes payable to shareholders	(346,093)

Proceeds from exercise of vested employee stock options	390

NET CASH USED IN FINANCING ACTIVITIES	(2,999,610)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,423,723)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	5,489,208

CASH AND CASH EQUIVALENTS, END OF YEAR	$2,065,485

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	2,522,295
Cash paid for interest	1,374,865

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Unrealized holding gains on available-for-sale securities, net of tax	(190)

See Notes to the Consolidated Financial Statements

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(1)	Nature of business and significant accounting policies

Nature of business – KOR Electronics (KOR) is a California corporation in the military electronics industry and regulated by the Department of Defense, with particular emphasis on high-speed digital equipment. KOR’s primary products are electronic warfare subsystems, referred to as Digital Radio Frequency Memory, and test and training subsystems, known as Radar Target Simulators. Historically, a significant portion of KOR’s revenue has been derived from U.S. government contracts, where it may be either a prime contractor or a subcontractor. KOR and its wholly-owned subsidiary, Paragon Dynamics, Inc. (PDI), (collectively referred to as the Company) also provide innovative systems, software and mission engineering solutions to a variety of defense and aerospace clients.

A summary of the Company’s significant accounting policies are as follows:

Fiscal year – Fiscal year 2010 ended on December 31, 2010 and represented a 52-week period.

Principles of consolidation – The consolidated financial statements include the accounts of KOR and its wholly-owned subsidiary, PDI. Intercompany transactions and balances have been eliminated in consolidation.

Use of estimates – The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include estimates of revenues and total costs under percentage-of-completion contracts, including estimated losses on uncompleted contracts, and estimates associated with accrued warranty. Actual results could differ from those estimates.

Revenue recognition – Revenues from fixed-price contracts are recognized on the percentage-of-completion method, measured on the basis of incurred costs to estimated total costs for each contract. This cost-to-cost method is used because management considers it to be the best available measure of progress on these contracts. Operating expenses, including certain indirect costs and administrative expenses, are charged as incurred to operations and are allocated to contract costs.

Revenues from contracts for consulting services with fees based on time and materials or cost-plus are recognized as the services are performed and amounts are earned in accordance with authoritative guidance related to revenue recognition. The Company considers revenue to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and payment is reasonably assured.

The asset entitled “costs and estimated earnings in excess of billings on uncompleted contracts” represents revenue recognized in excess of amounts billed. The liability entitled “billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenue recognized.

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(1)	Nature of business and significant accounting policies (Continued)

When it is determined that a loss will be incurred on a contract, the entire amount of the estimated loss is charged to operations. As of December 31, 2010, the Company had recorded a reserve for estimated losses on uncompleted contracts of approximately $150,000, which is included as a reduction in costs and estimated earnings in excess of billings on uncompleted contracts in the accompanying consolidated balance sheet.

As these contracts may extend over one or more years, revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revisions become known. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss on the contract is accrued.

Cash and cash equivalents – The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents consist of investments in overnight funds that are investment grade money market accounts and, in management’s opinion, bear minimal risk. At December 31, 2010, the Company’s cash and cash equivalents are held primarily at two financial institutions and, at times, amounts held may be in excess of FDIC-insured limits. Accounts with banks are currently guaranteed by the Federal Deposit Insurance Corporation up to $250,000. No losses have been incurred with respect to this concentration.

Short-term investments – In accordance with authoritative guidance related to accounting for investments, management determines the appropriate classification of securities at the time of purchase. If the Company has the intent and ability at the time of purchase to hold debt securities until maturity, the securities are classified as investments held to maturity and carried at amortized historical cost. Securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available-for-sale and carried at fair value. Changes to the value of securities classified as available-for-sale are reported in other comprehensive income, net of tax, until the security is collected, disposed of, or determined to be non-temporarily impaired. Securities classified as trading securities are “marked-to-market” with resulting unrealized gains or losses to be included in earnings. Management evaluates securities for other-than-temporary impairment at least annually and more frequently when economic or market concerns warrant such evaluation. No impairment was recognized in the year ended December 31, 2010.

The Company adopted the authoritative guidance issued by the Financial Accounting Standards Board (FASB) in September 2006 related to fair value measurements beginning the year ended January 1, 2010. This guidance established an authoritative definition of fair value, set out a framework for measuring fair value, and required additional disclosures about fair value measurements. Various inputs are used in determining the fair value of investments. A summary of the hierarchy for fair value inputs under this guidance is described in the following three broad levels:

Level 1 – Valuation is based upon quoted prices in active markets for identical assets or liabilities.

Level 2 – Valuation is based upon other significant observable inputs (including quoted prices for similar assets or liabilities in active markets, identical or similar assets or liabilities in inactive markets, inputs other than quoted prices that are observable for the asset or liability).

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(1)	Nature of business and significant accounting policies (Continued)

Level 3 – Valuation is based upon significant unobservable inputs, including the reporting entity’s own assumptions in determining the fair value of investments.

As of December 31, 2010, the Company held approximately $4,127,000 in marketable securities that are classified within short-term investments in the accompanying consolidated balance sheet. The short-term investments consist of debt securities from U.S. government corporations and asset-backed securities. As of December 31, 2010, all of the short-term investments were classified as available-for-sale and had contractual maturity dates within one year of December 31, 2010. Gross realized gains that have been included in earnings as a result of the maturity of held-to-maturity securities were less than $1,000 for the year ended December 31, 2010. The cost of securities sold is based on the specific identification method. Unrealized gains on available-for-sale securities was less than $1,000 for the year ended December 31, 3010. Of the total realized gains during 2010 none was reclassified out of accumulated other comprehensive income during 2010.

Restricted cash – The terms of one of the Company’s contracts with a foreign customer requires a certificate of deposit to be held at a commercial bank until performance on the contract has been completed. This certificate of deposit represents restricted cash of approximately $140,000, which is included in other current assets in the accompanying consolidated balance sheet at December 31, 2010.

Billed receivables – Billed receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determined that no allowance for doubtful accounts was necessary for the fiscal year ended December 31, 2010. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering the customer’s financial condition and credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. A billed receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 30 days. Interest is not charged on billed receivables that are considered past due.

Inventory – Inventory consists principally of general parts and is stated at the lower of average cost or market. The Company establishes reserves by specific analysis and determination of slow-moving and obsolete inventory. Inventory reserve at December 31, 2010 was approximately $183,000.

Equipment and leasehold improvements – Equipment and leasehold improvements are recorded at cost. Depreciation of equipment is computed using the straight-line method over the estimated useful lives of the assets. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the useful lives of the assets or the term of the lease. The following are the estimated useful lives:

Years
Machinery and production/test equipment	3-5
Computer equipment and software	3-6
Furniture and fixtures	3-6
Leasehold improvements	3-10

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(1)	Nature of business and significant accounting policies (Continued)

In accordance with authoritative guidance related to accounting for the impairment or disposal of long-lived assets, the Company evaluates impairment of its long-lived assets whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An asset is deemed impaired if the aggregate of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impaired assets are valued at the lower of recorded cost or fair value. At December 31, 2010, management determined that the remaining long-lived assets were not impaired.

Goodwill and other intangible assets – The authoritative guidance related to goodwill and other intangible assets, which addresses the accounting for goodwill and other intangible assets subsequent to their initial recognition, requires that goodwill not be amortized and that all intangible assets be assessed for impairment at least annually.

Goodwill consists of the portion of the purchase price of businesses acquired in excess of the amounts allocated to the fair value of identifiable assets acquired and liabilities assumed. The carrying value of goodwill is reviewed at least annually for the existence of facts or circumstance, both internally and externally, that may suggest impairment. The Company periodically re-evaluates the original assumptions and rationale utilized in the establishment of the carrying value. The Company performs impairment tests to confirm if the fair value of goodwill exceeds the carrying value and that no impairment loss needs to be recognized. During the year ended December 31, 2010, there were no identified impairments of goodwill.

Intangible assets consist of customer contracts, customer relations and the sensitive compartmented information facility. Amortization is computed using the straight-line method over the estimated useful lives of the assets. During the year ended December 31, 2010 there were no identified impairments of intangible assets.

Income taxes – Income taxes are accounted for under the asset and liability method. Deferred tax assets are recognized for deductible temporary differences and tax credit carry-forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portions or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

In June 2006, the FASB issued authoritative guidance on income taxes. In December 2008, the FASB amended the guidance, allowing certain nonpublic companies to defer the effective date of the guidance until fiscal years beginning after December 15, 2008. The Company elected to defer the adoption until January 3, 2009 when adoption was required. This guidance contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. If there are changes in the net assets of the company as a result of the initial application, the cumulative effects, if any, will be recorded as an adjustment to beginning retained earnings. The Company’s policy is to recognize interest and penalties

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(1)	Nature of business and significant accounting policies (Continued)

related to income tax matters in income tax expense. The Company reviewed its tax positions and determined that an accrual for uncertain income tax positions and adjustment to the tax provision was not necessary upon adoption and at December 31, 2010. With few exceptions, the Company is no longer subject to U.S. Federal and State income tax examinations for years before 2008.

Warranties – The Company typically offers warranties on its products and systems, depending on the negotiated terms of the contracts with its customers. Such warranties require the Company to repair or replace defective products during such warranty period (generally 90 days to one year) at no cost to the customers. An estimate by the Company for warranty-related costs is recorded at the time of sale based on its knowledge of the specific contract and actual historical defective product return rates and repair costs.

A summary of the activity that affected the Company’s accrued warranty liability at December 31, 2010 is as follows:

Balance, beginning of year	$50,000
Reductions for warranty costs incurred	22,975
Warranty accrual related to current year sales	(22,975)

Balance, end of year	$50,000

Advertising – The Company expenses the costs of advertising as incurred. Advertising expense for the year ended December 31, 2010 was approximately $96,000.

Shipping and handling costs – Freight billed to customers is considered contract revenue and the related freight costs are treated as costs of contract revenue. Total shipping and handling costs incurred was approximately $27,000 for year ended December 31, 2010.

Research and development costs – Costs incurred in the research and development of new products are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized, subject to recoverability. Technological feasibility is established upon the completion of an integrated working model. Costs incurred between completion of the working model and the point at which the product is ready for general release have not been significant. Accordingly, the Company has charged all costs to research and development in the period incurred.

Stock-based compensation – The Company recognizes stock-based compensation in accordance with authoritative guidance related to share-based payment. For the year ended December 31, 2010, the Company had recognized stock-based compensation of approximately $270,000 which was included in general and administrative expenses in the accompanying consolidated statement of operations. As of December 31, 2010, the Company had approximately $519,000 of unrecognized compensation expense for stock options accounted for under this guidance outstanding as of that date, which will be recognized ratably over the weighted-average remaining requisite service period of 2.08 years.

The authoritative guidance also requires that the benefits associated with the tax deductions in excess of recognized compensation cost be reported as a financing cash flow, rather than as an operating cash flow as required under prior literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after the effective date.

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(1)	Nature of business and significant accounting policies (Continued)

These future amounts cannot be estimated, because they depend on, among other things, when employees exercise stock options.

Beginning in 2006, the Company records compensation expense for employee stock options based on the estimated fair value of the options on the date of grant using the Black-Scholes option pricing formula with the assumptions included in the table below. The Company uses historical data, among other factors, to estimate the expected forfeiture rate. For options granted prior to December 31, 2005, the Company used the expected life of 10 years. For options granted after December 31, 2005, the expected life was decreased to 6.25 years based on the mid-point between the vesting date and the end of the contractual term. The options have a maximum contractual term of 10 years and generally vest pro-rata over 4 years. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant for the estimated life of the option.

Dividend yield	0.00%
Expected volatility	34.13%
Risk-free rate	1.74-3.23%
Expected lives	6.25 years
Forfeiture rates	22.62%

Recent accounting pronouncements – In October 2009, the FASB issued authoritative guidance for multiple-deliverable revenue arrangements, which revises the current accounting treatment to specifically address the determination of whether an arrangement involving multiple deliverables contains more than one unit of accounting. This guidance is applicable to revenue arrangements entered into or materially modified during the first fiscal year that begins after June 15, 2010. The guidance may be applied either prospectively from the beginning of the fiscal year for new or materially modified arrangements or retrospectively. The Company does not anticipate the adoption of this guidance to have a material impact on its consolidated financial statements.

In April 2010, the FASB issued authoritative guidance related to the milestone method of revenue recognition to (i) limit the scope to research or development arrangements and (ii) require that the guidance be met for an entity to apply the milestone method (record the milestone payment in its entirety in the period received). However, the FASB clarified that, even if the requirements under this guidance are met, entities would not be precluded from making an accounting policy election to apply another appropriate accounting policy that results in the deferral of some portion of the arrangement consideration. The accounting standard will apply to milestones in both single-deliverable and multiple-deliverable arrangements involving research or development transactions. This guidance will be effective for fiscal years (and interim periods within those fiscal years) beginning on or after June 15, 2010; although, early adoption is permitted. Entities can apply this guidance prospectively to milestones achieved after adoption; however, retrospective application to all prior periods is also permitted. The Company is currently evaluating the impact, if any, the adoption of this authoritative guidance will have on its consolidated financial statements.

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(2)	Billed receivables

Costs and estimated earnings in excess of billings on uncompleted contracts represent revenue for which billings have not been sent to the customer. Certain contracts require retention of a portion of the contract price, until final settlement and completion of the contracts. Receivables and retainages are usually collected within one year. Billed receivables at December 31, 2010 are primarily from commercial domestic customers, foreign governments and the U.S. government. The total value of contracts in progress at December 31, 2010 was approximately $65,318,000.

Costs incurred on uncompleted contracts	$38,275,022
Estimated earnings	6,868,380

45,143,402
Less: billings to date	(41,050,504)

$4,092,898

Included in the accompanying consolidated balance sheet at December 31, 2010 under the following captions are:

Costs and estimated earnings in excess of billings on uncompleted contracts	$5,133,447
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,040,549)

$4,092,898

(3)	Equipment and leasehold improvements

Equipment and leasehold improvements, at cost, consist of the following at December 31, 2010:

Machinery and production/test equipment	$1,075,855
Computer equipment and software	824,886
Furniture and fixtures	347,687
Leasehold improvements	290,275

2,538,703
Less: accumulated depreciation and amortization	(2,130,213)

Equipment and leasehold improvements, net	$408,490

Depreciation and amortization expense on equipment and leasehold improvements was approximately $200,000 for the year ended December 31, 2010.

(4)	Goodwill and other intangible assets

On March 18, 2008, the Company acquired Paragon Dynamics, Inc. for an aggregate purchase price of approximately $9,590,000 and incurred approximately $503,000 in acquisition costs. The excess of purchase price and acquisition costs over the fair value of net assets acquired of approximately $7,528,000 was allocated to goodwill.

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(4)	Goodwill and other intangible assets (Continued)

Identified intangible assets recorded in connection with the acquisition of PDI consist of customer contracts of approximately $431,000, customer relations of approximately $1,235,000 and sensitive compartmented information facility of $545,000. Customer contracts have been fully amortized as of January 1, 2010.

Intangible assets consist of the following at December 31, 2010:

	Estimated Useful Lives
Customer relations, net of accumulated amortization of $573,927	6	$661,373
Sensitive compartmented information facility, net of accumulated amortization of $118,713	9	426,287

		$1,087,660

Total amortization expense for intangible assets was approximately $271,000 for the year ended December 31, 2010. Estimated amortization expense for each of the next five fiscal years and thereafter is:

2011	$270,636
2012	270,636
2013	270,636
2014	108,476
2015	64,752
Thereafter	102,524

$1,087,660

(5)	Line of credit

In February 2009, the Company entered into a Loan and Security Agreement with a financial institution for a line of credit with a borrowing capacity of $3,000,000 maturing February 3, 2011, which was subsequently amended in April 2011 to February 2, 2012. This line of credit bears interest of 6.00% at December 31, 2010 and is subject to adjustment based on the lower of 6.00% or the prevailing prime rate plus 0.75%. Advances on the line are collateralized by substantially all of the Company’s assets. There was an outstanding balance of approximately $2,114,000 at December 31, 2010. The agreement also contains certain financial covenants, which have been amended in April 2011; see Note (13) for details of the amendment.

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(6)	Notes payable

In April 2006, the Company executed unsecured subordinated promissory notes in the aggregate principal amount of $9,000,000 related to the Repurchase Transaction as described in Note (8) below. The unsecured subordinated promissory notes were issued to the holders of the then outstanding Series A, B, C and E preferred stock, and accrue interest at annual escalating rates from 6% to 11%. The Company may prepay the accrued interest and/or principal at any time. In October 2009, $2,100,500 in outstanding accrued interest as of April 2009 was capitalized and added to the aggregate principal balance. Beginning July 2009, as defined in the promissory note agreement, the Company has begun to make quarterly payments on interest accrued during the quarters then ended. In October 2010, the Company prepaid $3,000,000 of the outstanding principal balance. Accrued interest on these promissory notes was approximately $178,000 as of December 31, 2010. The terms of the agreement require 50% of the original principal, or $4,500,000, less any amount of principal prepaid plus accrued interest to be due and payable in April 2011. The remaining unpaid principal plus accrued interest is due and payable in April 2012.

(7)	Related party transactions

As described in Note (6), the Company executed unsecured subordinated promissory notes in the aggregate principal amount of $9,000,000 related to the Repurchase Transaction. In October 2009, $2,100,500 in outstanding accrued interest as of April 2009 was capitalized and added to the aggregate principal balance. In October 2010, the Company prepaid $3,000,000 of the outstanding principal balance. Of the aggregate principal balance of $8,100,500 as of December 31, 2010, approximately $935,000 was due to certain continuing shareholders of the Company. Accrued interest on notes payable to shareholders was approximately $21,000 as of December 31, 2010.

(8)	Shareholders’ equity

Convertible preferred stock – The Company is authorized to issue 6,000,000 shares of Series F preferred stock. During April 2006, the Company issued 5,811,006 of Series F preferred stock at a purchase price of $6.9371 per share to new investors for an aggregate of approximately $40,311,000. In connection with this transaction, the Company entered into an agreement with the then holders of Series A, B, C and E preferred stock to repurchase 7,117,818 of issued and outstanding shares with proceeds from the sale of Series F preferred stock and promissory notes with an aggregate principal of $9,000,000 (Repurchase Transaction) as described in Note (6) above. Following the repurchase of Series A, B, C and E preferred stock, the repurchased shares were cancelled and not available for future issuance.

Upon liquidation, holders of Series F preferred stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of common stock, an amount per share based on the provisions stipulated in the amended Articles of Incorporation. Each share of Series F preferred stock is convertible, at the option of the holder, into such number of shares of common stock as is determined by dividing the original issue price of the Series F preferred stock by the conversion price of the Series F preferred stock. Each share of Series F preferred stock automatically converts into common stock upon an initial public offering with net proceeds of at least $50,000,000 or at a date specified by the holders of the majority of the Series F preferred stock.

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(8)	Shareholders’ equity (Continued)

The holders of Series F preferred stock are entitled to receive dividends, which are non-cumulative, prior and in preference to the payment of any dividends to holders of common stock at an annual rate of $0.56 per share, payable if and when declared by the Board of Directors. No dividends were declared or paid in the year ended December 31, 2010.

The holders of preferred stock are entitled to the number of votes per share equivalent to the number of shares of common stock into which such shares of preferred stock are convertible at the record date of the vote. If 25% or more of the originally issued shares of preferred stock have not been converted into common stock, the holders of the preferred stock, voting as a class, shall be entitled to elect three directors of the Company’s seven director positions.

Common stock reserved for future issuance – As of December 31, 2010, the Company has common stock reserved for future issuance as follows:

Conversion of preferred stock	5,811,006
Exercise of stock options outstanding and available for grant	3,714,070

Total	9,525,076

Stock option plan – During December 2000, the Company adopted the 2000 Stock Option Plan (2000 Plan) for eligible employees. The plan permitted the issuance of stock options to purchase up to 3,621,201 shares of the Company’s common stock at a purchase price of not less than the fair market value of the Company’s common stock on the date the options are granted, or 110% of the fair market value for owners of 10% or more of the Company’s stock. Options vest over 4 years and expire within 10 years of the grant date. Options for owners of 10% or more of the Company’s stock vest over 4 years and expire within 5 years of the grant date. The plan expired during the year ended January 1, 2010. Upon expiration, the remaining pool of options available for future issuance under this plan were added to the total shares available for issuance under the 2008 Stock Plan. Unvested options issued and outstanding as of plan expiration date will continue to vest over the remaining requisite service periods and all options issued and outstanding under the plan will remain exercisable through the end of the contractual term according to their respective original grant agreements.

During December 2008, the Company adopted the 2008 Stock Plan (2008 Plan) for eligible employees and non-employees. The plan initially permits the issuance of stock options to purchase up to 2,000,000 shares of the Company’s common stock plus the unissued shares rolled over from the 2000 Plan at a purchase price of not less than the fair market value of the Company’s common stock on the date the options are granted, or 110% of the fair market value for owners of 10% or more of the Company’s stock. Options vest over 4 years and expire within 10 years of the grant date. Options for owners of 10% or more of the Company’s stock vest over 4 years and expire within 5 years of the grant date. This amount shall be increased from time to time by the number of shares of common stock subject to grant that are terminated, cancelled or forfeited under either the 2000 Plan or the 2008 Plan without being exercised or settled.

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(8)	Shareholders’ equity (Continued)

The following table summarizes the activity of the Company’s stock options outstanding during the year ended December 31, 2010:

	Options	Weighted Average Exercise Price

Balance, beginning of year	2,006,448	$1.30
Granted	483,750	$1.58
Exercised	(3,000)	$0.13
Canceled/forfeited	(135,118)	$1.33

Balance, end of year	2,352,080	$1.36

The maximum number of shares available for issuance under the 2008 Plan is 3,717,170 shares. The Company has 1,361,990 options available for grant under the provisions of the 2008 Plan as of December 31, 2010.

The following table summarizes the options outstanding, vested and exercisable at December 31, 2010:

Options Outstanding and Exercisable			Options Vested
Number of Options	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
124,970	2	$0.13	124,970	$0.13
77,050	4	$0.20	77,050	$0.20
238,000	5	$0.50	238,000	$0.50
343,890	9	$1.46	125,238	$1.46
396,608	8	$1.48	252,605	$1.48
436,500	10	$1.57	—	$1.57
30,000	9	$1.61	9,375	$1.61
30,000	8	$1.63	18,750	$1.63
308,062	7	$1.67	266,312	$1.67
30,000	10	$1.73	—	$1.73
277,000	6	$1.79	277,000	$1.79
30,000	1	$1.84	26,250	$1.84
30,000	1	$1.97	30,000	$1.97

2,352,080			1,445,550

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(9)	Employee benefit plan and profit sharing bonus plan

The Company has a 401(k) retirement savings plan for eligible employees. Employees can contribute from 1% to 50% of their compensation up to the limit prescribed by law. The Company makes non-discretionary contributions from available profits of up to 50% of the employee contributions, with a maximum of $5,000 per employee per year. The Company made contributions of approximately $390,000 in the year ended December 31, 2010.

The Company established a profit-sharing bonus plan in fiscal year 2001, in which all employees of the Company participate. The amount of the profit-sharing contribution is determined annually by the Board of Directors at its sole discretion. The Company did not record any expenses associated with the profit-sharing bonus plan for the year ended December 31, 2010.

(10)	Income taxes

The provision for income taxes consists of the following for the year ended December 31, 2010:

Current:
Federal	$2,651,234
State	738,146

3,389,380

Deferred:
Federal	(402,719)
State	(24,517)

(427,236)

$2,962,144

The reported provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 34% to the pretax income before provision for income taxes as follows:

Tax at federal statutory rates	34%
State taxes, net of federal benefits	6%
Non-deductible stock-based compensation	3%
Other	(5%)

38%

As of December 31, 2010, the Company had state net operating loss carryforwards of approximately $1,181,000 available to offset future taxable income. Federal income tax laws limit a company’s ability to utilize certain net operating loss carry forwards in the event of a cumulative change in ownership in excess of 50%, as defined under Internal Revenue Code Section 382. The Company has completed numerous financing transactions that have resulted in changes in the Company’s ownership structure. The utilization of net operating loss and tax credit carry forwards may be limited due to these ownership changes. These state net operating loss carryforwards begin to expire in 2018. The usage of California net operating loss carryforwards has been suspended through 2011 and is tentatively available for use in 2012.

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(10)	Income taxes (Continued)

Deferred taxes at December 31, 2010 consist of the following:

Current:
State taxes	$236,509
State net operating losses	—
Accrued vacation	255,154
Contract reserve	60,000
Inventory reserve	73,340
Accrued commission	109,350
Warranty reserve	20,000
Prepaid expenses	(31,890)
Prepaid expenses	113,190
Deferred revenue	99,200
Unrealized holding gains on available-for-sale securities	(128)

934,725

Noncurrent:
State net operating losses	70,745
Amortization	(405,697)
Depreciation	(16,660)

(351,612)

Deferred taxes, net	$583,113

(11)	Commitments and contingencies

Leases – The Company leases its California facility under an operating lease which commenced March 2004 (as amended in October 2006) and requires monthly payments of approximately $38,000 with escalating payments beginning in June 2007, and expiring May 2014. The Company’s subsidiary, Paragon Dynamics, Inc., leases its facilities under operating leases commencing February 2003 (as amended in June 2010) through August 2010 and require monthly payments of approximately $26,000. Certain of Paragon Dynamics Inc.’s other operating leases have escalating monthly payments ranging from approximately $2,000 to $5,000 and expiring from August 2011 to July 2017. As of December 31, 2010, future minimum lease payments under these operating leases, net of sublease revenues, are as follows:

	Future Minimum Lease Payments	Sublease Revenues	Future Minimum Lease Payments, Net
2011	$853,565	$60,778	$792,787
2012	864,266	37,667	826,599
2013	861,775	6,278	855,497
2014	511,965	—	511,965
2015	279,252	—	279,252
Thereafter	410,400	—	410,400

Total minimum lease payments	$3,781,223	$104,723	$3,676,500

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(11)	Commitments and contingencies (Continued)

Total rent expense on the operating leases was approximately $771,000 for the year ended December 31, 2010. Total sublease revenue on one of the operating leases was approximately $264,000 for the year ended December 31, 2010.

Audits by government agencies – Periodically, the Company is audited by certain government agencies. The Company is subject to audits by the Defense Contract Audit Agency to determine if financial conditions exist which could affect performance on government contracts. It is the opinion of management that these audits would not have a material adverse impact, if any, on the Company’s consolidated financial position, results of operations or liquidity.

Legal proceedings – The Company is involved in various legal proceedings or complaints, which represent litigation incidental to the business.

On July 10, 2006, the Company and certain of its current and former directors, along with former majority shareholders, were named in a lawsuit filed in the Orange County Superior Court alleging breach of fiduciary duty and fraud. The complaint alleges that the defendants breached their fiduciary duties to the plaintiffs and committed fraud by authorizing and participating in the April 2006 Series F transaction. The complaint seeks compensatory damages, exemplary or punitive damages, an award of pre-judgment and post-judgment interest, legal and expert fees. The Company intends to defend the lawsuit vigorously. On November 13, 2006, plaintiffs filed the First Amended Complaint, which added four plaintiffs and four defendants. It reiterated the direct claims and added four derivative claims for (1) breach of fiduciary duty, (2) gross mismanagement, (3) waste of corporate assets, and (4) unjust enrichment. On April 2, 2007, the Court sustained the demurrer in part and overruled it in part, directing the defendants to answer. The defendants have filed answers. On June 11, 2008, the defendants filed motions for summary adjudication. On November 21, 2008, the Court issued a six sentence Minute Order denying the motions. The defendants filed a Verified Petition for Writ of Mandate with respect to the Court’s ruling on their Motion for Summary Adjudication on December 16, 2008. The appellate court declined to hear the appeal on January 15, 2009. At the January 5, 2009 case status conference, a new judge was assigned to the case. Plaintiffs removed the new judge, and the February 2, 2009 trial date was postponed to May 18, 2009. In May 2009, the parties agreed to try the matter in front of a Judicial Arbitration and Mediation Services (JAMS) private judge (sitting with the full authority

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(11)	Commitments and contingencies (Continued)

and power of a California Superior Court judge) and the trial date was vacated. Fact and expert discovery were closed and in January 2010, the matter proceeded to trial. On March 22, 2010, the private judge signed a judgment on all causes of action in favor of all defendants and against the plaintiffs, and sent the judgment to the court clerk for entry. The plaintiffs had 60 days from the Notice of Entry of the judgment to file any notice of appeal. On April 1, 2010, the Superior Court entered the judgment. On April 14, 2010, the defendants filed a Memorandum of Costs and a motion for award of attorney’s fees and costs, which the plaintiffs opposed and which the Court has taken under submission. The plaintiffs filed a notice of appeal on May 25, 2010. Pursuant to the order transferring the case to JAMS, the JAMS private judge kept the matter open for post-trial motions, including the defendants’ Memorandum of Costs and motion for attorneys’ fees. On September 23, 2010, the JAMS private judge issued his ruling granting in part the defendants’ Memorandum of Costs and motion for attorneys’ fees. On October 8, 2010, the plaintiffs filed a motion to vacate the ruling on the award of attorneys’ fees. After briefing, the JAMS private judge denied the motion to vacate on December 3, 2010. The Company is unable to determine or predict the outcome of this claim or the impact on the Company’s consolidated financial condition or results of operations. Accordingly, the Company has not recorded a provision for this matter in the accompanying consolidated financial statements.

On April 25, 2007, a former employee of the Company filed a lawsuit against the Company and certain of the Company’s officers, directors, and shareholders in the Orange County Superior Court. The complaint alleges various causes of action for wrongful termination in violation of public policy, breach of expressed and implied contract, breach of implied covenant of good faith and fair dealing, fraud, negligent infliction of emotional distress, promissory estoppel, interference with contract and unfair competition. The complaint seeks unspecified compensatory damages, punitive damages, pre-judgment and post-judgment interest, attorneys’ fees and costs. The parties engaged in limited discovery by stipulation and participated in mediation on February 14, 2008, which did not result in a resolution of the case. On March 17, 2008, a dismissal with prejudice of five of the eleven causes of action, and of all defendants other than the Company, was entered. The Company was served with a narrowed complaint on May 21, 2008. The Company filed a demurrer to the complaint.

Thereafter, the parties entered into a stipulation sustaining the Company’s demurrer to the plaintiff’s complaint with leave to amend and staying all proceedings in the action until the earlier of: 1) the entry of judgment on claims against the Company in the shareholder suit pending against the Company; 2) the Court’s issuance of an order lifting the stay; or 3) the submission of a request for dismissal of the action by the plaintiff. The stipulation further provides that if judgment is not entered in the Company’s favor on each cause of action in the shareholder suit, then the stay will be lifted and the plaintiff will have 20 days to file an amended complaint against the Company, if he chooses to. If judgment is entered in the Company’s favor, then the plaintiff will file a request for dismissal without prejudice of his remaining claims. The Court entered an order on the foregoing stipulation on August 15, 2008. At a February 2, 2009 status conference, the Court continued the stay of the action pending further proceedings in the shareholder suit. On or about March 22, 2010, judgment was entered in favor of the Company in the shareholder suit. Accordingly, pursuant to the parties’ stipulation, the Company requested that the plaintiff file a request for dismissal of the case. The plaintiff provided the Company with a signed request for dismissal without prejudice on April 15, 2010. The request for dismissal of the case was entered on April 20, 2010. The lawsuit with former employee case is currently on appeal. Under the parties’ stipulation, if

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(11)	Commitments and contingencies (Continued)

any of the claims against the Company are revived upon appeal, the plaintiff has the right, subject to certain limitations, to re-file his complaint within 20 days of the order reinstating claims against the Company. The Company is unable to determine or predict the outcome of this claim or the impact on the Company’s consolidated financial condition or results of operations. Accordingly, the Company has not recorded a provision for this matter in the accompanying consolidated financial statements.

On October 28, 2009, KOR initiated a complaint in the Orange County Superior Court against several defendants. The complaint contained a single cause of action against all defendants for misappropriation of trade secrets. The complaint alleged that the Company developed and possessed several trade secrets, that the individual defendants, and each of them, had access to the Company’s trade secrets as a result of their employment and that they misappropriated those trade secrets for the benefit of a certain company and to give such company a competitive advantage over KOR; that as a proximate result of all defendants improper use and misappropriation of KOR’s trade secrets, KOR lost a significant about of business to such company; that KOR thereby suffered significant damages in an amount to be proven at trial; that the acts of the defendants, and each of them, were willful, malicious, and done with the intent to injure KOR’s business, thereby entitling KOR to punitive damages; and that the defendants’ misappropriation of KOR’s trade secrets would cause great and irreparable injury unless enjoined by the court. The defendants filed an answer to the complaint on December 15, 2009, denying all material allegations. This action was settled on or about December 16, 2010. Without admitting any liability, such defendant company paid KOR $1,100,000 and agreed to an injunction prohibiting the defendant company from obtaining or exploiting KOR’s trade secrets. The $1,100,000 was recognized as other income upon receipt. The individual defendants also agreed to an injunction prohibiting them from obtaining or exploiting KOR’s trade secrets.

On January 25, 2010, a Settlement Agreement and Mutual Release was executed between the Company and certain insurance representatives, as a result of a lawsuit filed by the Company in the Superior Court of the State of California for the County of Orange, alleging various causes of action arising out of the defendants’ placement of Directors and Officers liability insurance for the Company for policy period March 23, 2005 to December 24, 2006. As a result of the Settlement Agreement and Mutual Release, the Company received $2,700,000 in February 2010, which was recognized as other income upon receipt.

In management’s opinion, none of the pending litigation or complaints, including the legal proceedings noted above, will have a material adverse effect upon the Company’s consolidated financial position, results of operations, or liquidity.

(12)	Concentrations

Customers – During 2010, revenue generated from three major customers accounted for approximately 13%, 12%, and 11% of the Company’s total contract revenues, respectively. At December 31, 2010, there was approximately $147,000, $780,000 and $430,000 receivable from these customers, respectively.

Revenues earned from customers outside the United States, primarily foreign governments in Europe, were approximately 13% of total contract revenues during the year ended December 31, 2010.

KOR ELECTRONICS AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(13)	Subsequent events

In April 2011, the Company amended the Loan and Security Agreement with a financial institution for a term loan in the amount of $4,000,000 maturing February 2, 2012. The Company drew $2,000,000 on the term loan in April 2011 upon execution of the agreement and the remaining $2,000,000 is available to be drawn through July 28, 2011. The term loan is due in equal monthly installments beginning November 2011 through April 2015. This loan bears interest at the prime rate plus 2.00%. The Agreement also extended the maturity date of the existing revolving line of credit to February 2, 2012 and amended certain financial covenants.

The Company has evaluated for subsequent events through June 14, 2011, the date the consolidated financial statements were available to be issued.